Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS THIRD QUARTER 2019 RESULTS

•	Q3 GAAP Operating Income of $47 Million

•
Adjusted Operating Income Excluding Unusual Items and Acquisition-Related Amortization Expense Totaled $57 Million and Adjusted Operating Margin Reached 13.5 Percent; Results Were Consistent with Guidance

•	Repurchased 1.4 Million Harsco Shares for $26 Million in Q3; $19 Million Remaining Under Share Repurchase Program at Quarter End

•	Company's Net Leverage Ratio Declined to 2.2x

•	Successfully Integrated Clean Earth During Quarter and On Pace to Achieve Targeted Synergies

•	Issued 2018-2019 Environmental, Social and Governance (ESG) Report Highlighting Company's Corporate Sustainability Initiatives and Accomplishments

•	2019 Adjusted Operating Income Now Expected to Increase Nearly 10% Year-over-Year at Guidance Midpoint; Full Year Range is Now $209 Million to $214 Million

CAMP HILL, PA (October 29, 2019) - Harsco Corporation (NYSE: HSC) today reported third quarter 2019 results. On a U.S. GAAP ("GAAP") basis, third quarter of 2019 diluted earnings per share from continuing operations were $0.22. Unusual items during the quarter included acquisition integration and strategy costs as well as further costs to implement Harsco Rail's productivity improvement initiative. Adjusted diluted earnings per share from continuing operations in the third quarter of 2019 were $0.36 excluding unusual items and acquisition-related amortization expense.

These figures compare with third quarter of 2018 GAAP diluted earnings per share from continuing operations of $0.29 and adjusted diluted earnings per share from continuing operations excluding acquisition-related amortization expense of $0.32.

GAAP operating income from continuing operations for the third quarter of 2019 was $47 million. Excluding unusual items and acquisition-related amortization expense, adjusted operating income was $57 million, compared to the Company's previously provided guidance range of $56 million to $61 million.

“Harsco had a solid third quarter, delivering financial results largely in line with our expectations, while at the same time successfully integrating Clean Earth and continuing our transformation to a single thesis environmental solutions company,” said Chairman and CEO Nick Grasberger. “The effectiveness of our growth and improvement initiatives, coupled with our portfolio transition, has allowed Harsco to maintain strong profitability and margins despite market headwinds in our Environmental segment.”

Mr. Grasberger continued, “Consistent with our focus on environmental solutions, Harsco released the Company’s most comprehensive environmental, social and governance report to date. The report outlines our accomplishments across these areas and showcases sustainability as an important foundation for our strategy. We expect to create long-term shareholder value as we continue to provide critical sustainable services and products to our customers and pursue higher-growth and less-cyclical businesses with attractive margins.”

Harsco Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2019	Q3 2018
Revenues	$423	$352
Operating income from continuing operations - GAAP	$47	$42
Operating margin from continuing operations - GAAP	11.0%	11.9%
Diluted EPS from continuing operations - GAAP	$0.22	$0.29
Return on invested capital (TTM) - excluding unusual items and including discontinued operations	12.5%
Note: Income statement details above and commentary below reflect that Harsco Industrial has been reclassified as Discontinued Operations. Also, adjusted operating income references below excludes unusual items and acquisition-related amortization expense.

Consolidated Third Quarter Operating Results

Total revenues from continuing operations were $423 million, an increase of 20 percent compared with the prior-year quarter given the acquisition of Clean Earth in the current year. Foreign currency translation negatively impacted third quarter 2019 revenues by approximately $9 million compared with the prior-year period. Note that 2018 figures account for the previous Harsco Industrial segment as discontinued operations.

GAAP operating income from continuing operations was $47 million and adjusted operating income was $57 million for the third quarter of 2019. These figures compare with GAAP operating income from continuing operations of $42 million and adjusted operating income of $44 million in the same quarter of last year.

Adjusted operating income in Environmental increased 8 percent relative to the prior-year quarter, despite macroeconomic challenges within the global steel industry and foreign exchange impacts, while Rail earnings declined as anticipated given the comparison to very strong results in the third quarter of 2018. The remainder of the change in adjusted operating income is attributable to the inclusion of Clean Earth.

The Company's GAAP and adjusted operating margins in the third quarter of 2019 were 11.0 percent and 13.5 percent, respectively.

Third Quarter Business Review

Environmental

($ in millions)	Q3 2019	Q3 2018	%Change
Revenues	$261	$269	(3)%
Operating income - GAAP	$33	$29	12%
Operating margin - GAAP	12.6%	10.9%

Revenues totaled $261 million, a modest decrease from the prior-year quarter due to the impact of foreign currency translation. On a constant currency basis, revenues were essentially unchanged. The segment's operating income and adjusted operating income totaled $33 million and $34 million, respectively, in the third quarter of 2019. These figures compare with GAAP operating income of $29 million and adjusted operating income of $32 million in the prior-year period. The increase in adjusted operating earnings is attributable to new site and applied products contributions and lower administrative spending, partially offset by site exits and the impact of foreign exchange. Lastly, the segment's operating margin was 12.6 percent and adjusted operating margin was 13.1 percent in the third quarter of 2019.

Clean Earth

($ in millions)	Q3 2019	Q3 2018	%Change
Revenues	$88	$71	23%
Operating income - GAAP	$11	$4	173%
Operating margin - GAAP	12.9%	5.8%
Note: The 2018 financial information provided above and discussed below for Clean Earth is not incorporated within Harsco's consolidated results and is provided only for comparison purposes.

Revenues totaled $88 million, representing an increase of 23 percent compared with the prior-year quarter. The improvement can be attributed to strong volume growth and pricing-mix benefits for contaminated and hazardous material processing as well as previously-completed acquisitions. Segment operating income in the third quarter of 2019 totaled $11 million, or $16 million when excluding unusual items and acquisition-related amortization expense. These figures compare favorably with $4 million and $8 million, respectively, in the prior-year period. Higher earnings in 2019 are the result of the above mentioned factors. Lastly, the segment's operating margin was 12.9 percent and adjusted operating margin was 18.7 percent in the third quarter of 2019.

Rail

($ in millions)	Q3 2019	Q3 2018	%Change
Revenues	$75	$83	(10)%
Operating income - GAAP	$12	$19	(36)%
Operating margin - GAAP	16.2%	23.0%

Revenues totaled $75 million, a decrease that had been anticipated compared with a strong third quarter of 2018. The segment's operating income in the third quarter of 2019 totaled $12 million, or $13 million when excluding unusual items in the period. These figures compare with GAAP and adjusted operating income of $19 million in the prior-year quarter. The change in earnings performance relative to the 2018 quarter is the result of volume and product mix changes for equipment and after-market parts, partially offset by manufacturing cost improvements. As a result, the segment's operating margin was 16.2 percent in the third quarter of 2019 (17.5 percent on adjusted basis), compared with 23.0 percent in the same quarter of 2018.

Cash Flow

Net cash provided by operating activities totaled $45 million in the third quarter of 2019, compared with net cash provided by operating activities of $48 million in the prior-year period. Further, free cash flow was $5 million (before transaction expenses) in the third quarter of 2019, compared with $20 million in the prior-year period. The change in free cash flow compared with the prior-year quarter is principally attributable to growth-related capital spending.

2019 Outlook

The Company expects full-year revenues to grow mid-single digits and adjusted earnings to increase nearly 10 percent compared with 2018. This growth reflects continued strength in Rail and Clean Earth, where the Company's guidance is unchanged. This full year outlook is also updated to reflect external economic pressures within the Environmental segment, where performance for the balance of the year is expected to be impacted by lower underlying steel output and commodity prices as well as changes in foreign exchange rates.

Despite these challenges, adjusted earnings in Environmental during the second-half of the year are expected to increase relative to the comparable period of 2018. Prior growth investments as well as lower administrative costs are anticipated to support this growth. With this revised outlook, Environmental adjusted operating income for the full year is now expected to be similar to or slightly above 2018 adjusted earnings before considering foreign exchange impacts.

Summary guidance for Clean Earth, Rail and Corporate, as well as key consolidated highlights in the Outlook for full-year 2019 and Q4 2019, are as follows:

Clean Earth is expected to generate revenues of approximately $160 million in second-half of 2019 and adjusted operating income of $32 million to $35 million for this period. These ranges point to strong year-on-year growth for Clean Earth, where the positive business drivers include underlying organic growth, previous acquisitions, new waste-streams and lower operating costs. For Rail, adjusted operating income is anticipated to be significantly higher than 2018 due to increased global demand for equipment, after-market parts and Protran Technology products as well as productivity initiatives.

Lastly, Corporate spending for 2019 is expected to range from $24 million to $25 million, also unchanged from the Company's second-quarter earnings report.

2019 Full Year Outlook
	2019 Outlook	2019 Prior	2018 Actual (as previously reported)
Projected Operating Income	$171 - $176m	$181 - 191m	$191m
Adjusted Operating Income before Acquisition Amortization	$209 - 214m	$215 - 225m	$194m
Projected Diluted Earnings Per Share	$0.86 - 0.92	$0.89 - 1.02	$1.64
Adjusted Diluted Earnings Per Share (before Acquisition Amortization)	$1.36 - 1.42	$1.38 - 1.51	$1.40
Free Cash Flow Before Growth Capital	$120 - 130m	$125 - 135m	$104m
Free Cash Flow	$40 - 50m	$55 - 65m	$73m
Adjusted Return on Invested Capital	12 - 13%
Net Interest Expense	$43 - 44m
Non-Operating Defined Benefit Pension Expense	$6m
Effective Tax Rate, Excluding Any Unusual Items	25 - 27%
Note: 2019 Outlook includes Harsco Industrial for the first-half of 2019. Restated 2018 financial information to reflect Harsco Industrial as Discontinued Operations is included in the supporting schedules.

Q4 2019 Outlook
	Q4 2019	Q4 2018 (as previously reported)
Operating Income	$47 - 52m	$44m
Adjusted Operating Income before Acquisition Amortization	$53 - 58m	$43m
Diluted Earnings Per Share	$0.25 - 0.31	$0.55
Adjusted Diluted Earnings Per Share (before Acquisition Amortization)	$0.30 - 0.36	$0.36
Note: Restated 2018 financial information to reflect Harsco Industrial as Discontinued Operations is included in the supporting schedules.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 9057279. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through November 12, 2019 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) potential severe volatility in the capital markets; (14) failure to retain key management and employees; (15) the amount and timing of repurchases of the Company's common stock, if any; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, together with those described in Item 1A, "Risk Factors," of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2019. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 11,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Nine Months Ended
	September 30			September 30
(In thousands, except per share amounts)	2019	2018		2019	2018
Revenues from continuing operations:
Service revenues	$316,667	$224,196		$784,190	$714,114
Product revenues	106,488	127,367		319,765	301,796
Total revenues	423,155	351,563		1,103,955	1,015,910
Costs and expenses from continuing operations:
Cost of services sold	239,519	174,937		608,230	554,005
Cost of products sold	71,970	82,139		220,634	205,941
Selling, general and administrative expenses	63,197	51,049		187,104	149,257
Research and development expenses	1,341	1,344		3,210	3,171
Other expenses, net	383	335		409	985
Total costs and expenses	376,410	309,804		1,019,587	913,359
Operating income from continuing operations	46,745	41,759		84,368	102,551
Interest income	445	575		1,569	1,645
Interest expense	(12,819)	(5,620)		(24,429)	(16,891)
Unused debt commitment and amendment fees; and loss on early extinguishment of debt	(158)	(125)		(7,593)	(1,159)
Defined benefit pension income (expense)	(1,356)	934		(4,166)	2,677
Income from continuing operations before income taxes and equity income	32,857	37,523		49,749	88,823
Income tax expense	(12,601)	(11,054)		(17,814)	(16,750)
Equity income of unconsolidated entities, net	81	—		151	—
Income from continuing operations	20,337	26,469		32,086	72,073
Discontinued operations:
Gain on sale of discontinued business	527,980	—		527,980	—
Income from discontinued businesses	272	10,866		23,958	32,099
Income tax expense related to discontinued businesses	(110,732)	(2,684)		(112,701)	(7,233)
Income from discontinued operations	417,520	8,182		439,237	24,866
Net income	437,857	34,651		471,323	96,939
Less: Net income attributable to noncontrolling interests	(2,506)	(1,804)		(6,633)	(5,795)
Net income attributable to Harsco Corporation	$435,351	$32,847		$464,690	$91,144
Amounts attributable to Harsco Corporation common stockholders:
Income from continuing operations, net of tax	$17,831	$24,665		$25,453	$66,278
Income from discontinued operations, net of tax	417,520	8,182		439,237	24,866
Net income attributable to Harsco Corporation common stockholders	$435,351	$32,847		$464,690	$91,144
Weighted-average shares of common stock outstanding	79,666	80,950		79,966	80,821
Basic earnings per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.22	$0.30		$0.32	$0.82
Discontinued operations	5.24	0.10		5.49	0.31
Basic earnings per share attributable to Harsco Corporation common stockholders	$5.46	$0.41	(a)	$5.81	$1.13
Diluted weighted-average shares of common stock outstanding	81,110	83,879		81,749	83,690
Diluted earnings per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.22	$0.29		$0.31	$0.79
Discontinued operations	5.15	0.10		5.37	0.30
Diluted earnings per share attributable to Harsco Corporation common stockholders	$5.37	$0.39		$5.68	$1.09
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	September 30 2019	December 31 2018
ASSETS
Current assets:
Cash and cash equivalents	$75,458	$64,260
Restricted cash	2,461	2,886
Trade accounts receivable, net	310,662	246,427
Insurance claim receivable	195,000	30,000
Other receivables	24,343	23,770
Inventories	149,984	116,185
Current portion of contract assets	13,670	12,130
Current portion of assets held-for-sale	42,368	75,232
Other current assets	62,442	34,144
Total current assets	876,388	605,034
Property, plant and equipment, net	550,073	432,793
Right-of-use assets, net	47,662	—
Goodwill	725,106	404,713
Intangible assets, net	301,100	69,207
Deferred income tax assets	11,661	48,551
Assets held-for-sale	28,659	55,331
Other assets	17,842	17,238
Total assets	$2,558,491	$1,632,867
LIABILITIES
Current liabilities:
Short-term borrowings	$7,417	$10,078
Current maturities of long-term debt	2,540	6,489
Accounts payable	165,570	124,984
Accrued compensation	40,394	50,201
Income taxes payable	102,041	2,634
Insurance liabilities	205,721	40,774
Current portion of advances on contracts	46,813	29,407
Current portion of operating lease liabilities	12,145	—
Current portion of liabilities of assets held-for-sale	15,203	39,410
Other current liabilities	128,790	113,019
Total current liabilities	726,634	416,996
Long-term debt	764,254	585,662
Insurance liabilities	19,730	19,575
Retirement plan liabilities	176,791	213,578
Advances on contracts	344	37,675
Operating lease liabilities	32,772	—
Liabilities of assets held-for-sale	5,274	555
Other liabilities	81,432	45,450
Total liabilities	1,807,231	1,319,491
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	143,396	141,842
Additional paid-in capital	198,007	190,597
Accumulated other comprehensive loss	(587,759)	(567,107)
Retained earnings	1,784,871	1,298,752
Treasury stock	(832,775)	(795,821)
Total Harsco Corporation stockholders’ equity	705,740	268,263
Noncontrolling interests	45,520	45,113
Total equity	751,260	313,376
Total liabilities and equity	$2,558,491	$1,632,867

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$437,857	$34,651	$471,323	$96,939
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29,824	30,319	89,681	92,324
Amortization	6,149	3,054	11,941	7,620
Deferred income tax expense	15,323	1,656	11,500	1,996
Equity in income of unconsolidated entities, net	(81)	—	(151)	—
Dividends from unconsolidated entities	125	88	125	88
Gain on sale from discontinued business	(527,980)	—	(527,980)	—
Loss on early extinguishment of debt	5,314	—	5,314	—
Other, net	(374)	(552)	2,187	2,485
Changes in assets and liabilities:
Accounts receivable	14,639	(7,577)	(12,395)	(29,022)
Inventories	(22,980)	(7,677)	(43,477)	(18,852)
Contract assets	(5,200)	(9,034)	(5,269)	(10,427)
Right-of-use assets	3,976	—	11,204	—
Accounts payable	(5,302)	10,188	5,615	17,547
Accrued interest payable	7,113	43	7,398	(15)
Accrued compensation	1,723	5,607	(12,802)	(10,438)
Advances on contracts	(6,686)	777	(17,067)	(12,339)
Operating lease liabilities	(4,025)	—	(10,919)	—
Retirement plan liabilities, net	(5,654)	(10,413)	(18,800)	(28,743)
Income taxes payable - Gain on sale of discontinued business	102,940	—	102,940	—
Other assets and liabilities	(2,044)	(2,815)	(20,339)	(14,149)
Net cash provided by operating activities	44,657	48,315	50,029	95,014
Cash flows from investing activities:
Purchases of property, plant and equipment	(55,870)	(34,806)	(147,071)	(91,302)
Purchases of businesses, net of cash acquired	(39,010)	—	(623,495)	(56,389)
Proceeds from sale of business	599,685	—	599,685	—
Proceeds from sales of assets	5,355	5,943	7,560	9,096
Purchase of intangible assets	(721)	—	(1,246)	—
Net payments from settlement of foreign currency forward exchange contracts	2,144	6,186	1,453	3,244
Payments for interest rate swap terminations	—	—	(2,758)	—
Net cash provided (used) by investing activities	511,583	(22,677)	(165,872)	(135,351)
Cash flows from financing activities:
Short-term borrowings, net	(1,501)	2,434	(1,417)	(543)
Current maturities and long-term debt:
Additions	41,627	3,300	781,987	128,158
Reductions	(601,283)	(31,911)	(604,616)	(75,104)
Dividends paid to noncontrolling interests	(5)	(837)	(3,103)	(5,446)
Sale of noncontrolling interests	3,150	—	4,026	477
Common stock acquired for treasury	(25,752)	—	(25,752)	—
Stock-based compensation - Employee taxes paid	(35)	(71)	(11,202)	(3,685)
Deferred financing costs	(1,609)	(183)	(11,073)	(537)
Net cash provided (used) by financing activities	(585,408)	(27,268)	128,850	43,320
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(1,992)	(906)	(2,234)	(4,641)
Net increase (decrease) in cash and cash equivalents, including restricted cash	(31,160)	(2,536)	10,773	(1,658)
Cash and cash equivalents, including restricted cash, at beginning of period	109,079	67,087	67,146	66,209
Cash and cash equivalents, including restricted cash, at end of period	$77,919	$64,551	$77,919	$64,551

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	September 30, 2019 (b)		September 30, 2018 (b)
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$260,883	$32,794	$268,881	$29,338
Harsco Clean Earth (a)	87,639	11,308	—	—
Harsco Rail	74,633	12,115	82,682	19,000
Corporate	—	(9,472)	—	(6,579)
Consolidated Totals	$423,155	$46,745	$351,563	$41,759

	Nine Months Ended		Nine Months Ended
	September 30, 2019 (b)		September 30, 2018 (b)
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$791,533	$84,868	$805,924	$92,734
Harsco Clean Earth (a)	87,639	11,308	—	—
Harsco Rail	224,783	26,947	209,912	29,570
Corporate	—	(38,755)	74	(19,753)
Consolidated Totals	$1,103,955	$84,368	$1,015,910	$102,551

(a)	The Company's acquisition of Clean Earth closed on June 28, 2019.

(b)	The operating results of the former Harsco Industrial Segment have been reflected as discontinued operations in the Company's Condensed Consolidated Statement of Operations for all periods presented.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE BEFORE ACQUISITION AMORTIZATION EXPENSE TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended				Nine Months Ended
	September 30				September 30
	2019		2018		2019		2018
Diluted earnings per share from continuing operations as reported	$0.22		$0.29		$0.31		$0.79
Corporate strategic costs (a)	0.03		—		0.22		—
Corporate unused debt commitment and amendment fees (b)	—		—		0.09		0.01
Harsco Environmental Segment provision for doubtful accounts (c)	0.01		—		0.08		—
Harsco Rail Segment improvement initiative costs (d)	0.01		—		0.06		—
Harsco Environmental Segment change in fair value to contingent consideration liability (e)	(0.01)		—		(0.05)		—
Harsco Environmental Segment site exit related (f)	—		—		(0.03)		—
Harsco Clean Earth Segment severance costs (g)	0.02		—		0.02		—
Harsco Environmental Segment adjustment to slag disposal accrual (h)	—		—		—		(0.04)
Altek acquisition costs (i)	—		—		—		0.01
Deferred tax asset valuation allowance adjustment (j)	0.03		—		0.03		(0.10)
Taxes on above unusual items (k)	—		—		(0.04)		—
Adjusted diluted earnings per share from continuing operations	$0.31		$0.30	(l)	$0.67	(l)	$0.68	(l)
Acquisition amortization expense, net of tax	0.06		0.02		0.10		0.05
Adjusted diluted earnings per share before acquisition amortization expense	$0.36	(l)	$0.32		$0.78	(l)	$0.73

(a)	Consultant costs at Corporate associated with supporting and executing the Company's growth strategy (Q3 2019 $2.7 million pre-tax; nine months 2019 $17.9 million pre-tax).

(b)
Costs at Corporate related to the unused bridge financing commitment and Term Loan B amendment (nine months 2019 $7.4 million pre-tax) and the amendment of the Company's existing Senior Secured Credit Facility in order to reduce the interest rate applicable to the Term Loan Facility (nine months 2018 $1.0 million pre-tax).

(c)	Harsco Environmental Segment provision for doubtful accounts related to a customer in the U.K. entering administration (Q3 $0.8 million pre-tax; nine months 2019 $6.2 million pre-tax).

(d)	Costs associated with a productivity improvement initiative in the Harsco Rail Segment (Q3 2019 $0.8 million pre-tax; nine months 2019 $4.6 million pre-tax).

(e)
Fair value adjustment to contingent consideration liability related to the acquisition of Altek (Q3 2019 $0.9 million pre-tax; nine months 2019 $4.4 million pre-tax; Q3 2018 and nine months 2018 $0.4 million pre-tax). The Company adjusts Operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for the Altek acquisition because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.

(f)	Harsco Environmental Segment site exit related (Q3 2019 $0.2 million pre-tax; nine months 2019 $2.4 million pre-tax).

(g)	Harsco Clean Earth Segment severance recognized (Q3 and nine month 2019 $1.3 million pre-tax).

(h)	Harsco Environmental Segment adjustment to previously accrued amounts related to the disposal of certain slag material in Latin America (nine months 2018 $3.2 million pre-tax).

(i)	Costs associated with the acquisition of Altek recorded in the Harsco Environmental Segment (nine months 2018 $0.8 million pre-tax) and at Corporate (nine months 2018 $0.4 million pre-tax).

(j)
Adjustment of certain existing deferred tax asset valuation allowances as a result of a site exit in a certain jurisdiction in 2019 and the Altek acquisition in 2018 (Q3 and nine months 2019 $2.8 million; nine months 2018 $8.3 million).

(k)
Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(l)	Does not total due to rounding.
The Company’s management believes Adjusted diluted earnings per share before acquisition amortization expense, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

Three Months Ended
December 31
2018
Diluted earnings per share from continuing operations as reported (a)	$0.41
Harsco Environmental Segment change in fair value to contingent consideration liability (b)	(0.04)
Harsco Rail Segment improvement initiative costs (c)	0.01
Impact of U.S. Tax reform on income tax expense (d)	(0.18)
Adjusted diluted earnings per share from continuing operations before acquisition amortization expense	0.20
Acquisition amortization expense, net of tax	0.02
Adjusted diluted earnings per share from continuing operations before acquisition amortization expense	0.22
Diluted earnings per share principally from the former Harsco Industrial Segment, excluding acquisition amortization expense	0.14
Adjusted diluted earnings per share before acquisition amortization expense and including discontinued operations	$0.36

(a)	Prior period amounts have been updated to reflect the former Harsco Industrial Segment as discontinued operations.

(b)
Fair value adjustment to contingent consideration liability related to the acquisition of Altek (Q4 2018 $3.4 million pre-tax). The Company adjusts Operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for the Altek acquisition because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.

(c)	Costs associated with a productivity improvement initiative in the Harsco Rail Segment (Q4 2018 $0.6 million pre-tax).

(d)	The Company recorded a benefit (expense) as a result of revaluing net deferred tax assets and liabilities as a result of U.S. tax reform (Q4 2018 $15.4 million benefit).

The Company’s management believes Adjusted diluted earnings per share before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relate principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Twelve Months Ended
	December 31
	2018
Diluted earnings per share from continuing operations as reported (a)	$1.20
Harsco Environmental adjustment to slag disposal accrual (b)	(0.04)
Harsco Environmental Segment change in fair value to contingent consideration liability (c)	(0.04)
Altek acquisition costs (d)	0.01
Loss on early extinguishment of debt (e)	0.01
Harsco Rail Segment improvement initiative costs (f)	0.01
Taxes on above unusual items (g)	(0.01)
Impact of U.S. tax reform on income tax benefit (expense) (h)	(0.18)
Deferred tax asset valuation allowance adjustment (i)	(0.10)
Adjusted diluted earnings per share from continuing operations	0.88	(j)
Acquisition amortization expense, net of tax	0.07
Adjusted diluted earnings per share from continuing operations excluding acquisition amortization expense	0.94	(j)
Diluted earnings per share from the former Harsco Industrial Segment, excluding acquisition amortization expense	0.45
Adjusted diluted earnings per share before acquisition amortization expense and including discontinued operations	$1.40	(j)

(a)	Prior period amounts have been updated to reflect the former Harsco Industrial Segment as discontinued operations.

(b)	Harsco Environmental adjustment to previously accrued amounts related to the disposal of certain slag material in Latin America ($3.2 million pre-tax).

(c)
Fair value adjustment to contingent consideration liability related to the acquisition of Altek ($2.9 million pre-tax). The Company adjusts Operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for the Altek acquisition because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.

(d)	Costs associated with the acquisition of Altek recorded in the Harsco Environmental Segment ($0.8 million pre-tax) and at Corporate ($0.4 million pre-tax).

(e)
Loss on early extinguishment of debt associated with amending the Company's existing Senior Secured Credit Facility in order to reduce the interest rate applicable to the Term Loan Facility ($1.0 million pre-tax).

(f)	Costs associated with a productivity improvement initiative in the Harsco Rail Segment ($0.6 million pre-tax).

(g)
Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(h)	The Company recorded a benefit (expense) as a result of revaluing net deferred tax assets and liabilities as a result of U.S. tax reform ($15.4 million benefit).

(i)	Adjustment of certain existing deferred tax asset valuation allowances as a result of the Altek acquisition ($8.3 million).

(j)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relate principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF PROJECTED DILUTED EARNINGS PER SHARE AND ADJUSTED DILUTED EARNINGS PER SHARE BEFORE ESTIMATED ACQUISITION AMORTIZATION EXPENSE TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)

	Projected Three Months Ending December 31		Projected Twelve Months Ending December 31
	2019		2019
	Low	High	Low		High
Diluted earnings per share from continuing operations (a)(b)	$0.25	$0.31	$0.60		$0.66
Diluted earnings per share from discontinued operations before acquisition amortization expense (c)	—	—	0.26		0.26
Project diluted earnings per share	0.25	0.31	0.86		0.92
Corporate strategic and transaction related costs	—	—	0.22		0.22
Corporate unused debt commitment and amendment fees	—	—	0.09		0.09
Harsco Environmental Segment provision for doubtful accounts	—	—	0.08		0.08
Harsco Environmental Segment site exit cost related	—	—	(0.03)		(0.03)
Harsco Clean Earth Segment severance costs	—	—	0.02		0.02
Deferred tax asset valuation allowance adjustment	—	—	0.03		0.03
Harsco Rail Segment improvement initiative costs	—	—	0.06		0.06
Harsco Environmental Segment change in fair value to contingent consideration liability	—	—	(0.05)		(0.05)
Taxes on above unusual items	—	—	(0.04)		(0.04)
Adjusted diluted earnings per share	0.25	0.31	1.23	(d)	1.29	(d)
Estimated acquisition amortization expense, net of tax	0.05	0.05	0.13		0.13
Adjusted diluted earnings per share before estimated acquisition amortization expense	$0.30	$0.36	$1.36		$1.42

(a)	Includes results for the Harsco Clean Earth Segment for the period from July 1, 2019 to December 31, 2019.

(b)	Excludes results for the former Harsco Industrial Segment.

(c)	Includes results for the former Harsco Industrial Segment for the period from January 1, 2019 to June 30, 2019.

(d)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share before estimated acquisition amortization expense, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relate principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE ACQUISITION AMORTIZATION EXPENSE BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2019:
Operating income (loss) as reported	$32,794	$11,308	$12,115	$(9,472)	$46,745
Corporate strategic costs	—	—	—	2,743	2,743
Harsco Clean Earth Segment severance costs	—	1,254	—	—	1,254
Harsco Environmental Segment change in fair value to contingent consideration liability	(906)	—	—	—	(906)
Harsco Rail Segment improvement initiative costs	—	—	845	—	845
Harsco Environmental Segment provision for doubtful accounts	815	—	—	—	815
Harsco Environmental Segment site exit related	(156)	—	—	—	(156)
Adjusted operating income (loss)	32,547	12,562	12,960	(6,729)	51,340
Acquisition amortization expense	1,751	3,834	84	—	5,669
Adjusted operating income (loss) before acquisition amortization expense	$34,298	$16,396	$13,044	$(6,729)	$57,009
Revenues as reported	$260,883	$87,639	$74,633	$—	$423,155
Adjusted operating margin (%)	13.1%	18.7%	17.5%		13.5%

Three Months Ended September 30, 2018:
Operating income (loss) as reported	$29,338	$—	$19,000	$(6,579)	$41,759
Harsco Environmental Segment change in fair value to contingent consideration liability	412	—	—	—	412
Adjusted operating income (loss)	29,750	—	19,000	(6,579)	42,171
Acquisition amortization expense	1,872	—	71	—	1,943
Adjusted operating income (loss) before acquisition amortization expense	$31,622	$—	$19,071	$(6,579)	$44,114
Revenues as reported	$268,881	$—	$82,682	$—	$351,563
Adjusted operating margin (%)	11.8%		23.1%		12.5%

The Company’s management believes Adjusted operating income (loss) before acquisition amortization expense, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE ACQUISITION AMORTIZATION EXPENSE BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Nine Months Ended September 30, 2019:
Operating income (loss) as reported	$84,868	$11,308	$26,947	$(38,755)	$84,368
Corporate strategic costs	—	—	—	17,872	17,872
Harsco Environmental provision for doubtful accounts	6,174	—	—	—	6,174
Harsco Rail Segment improvement initiative costs	—	—	4,645	—	4,645
Harsco Environmental Segment change in fair value to contingent consideration liability	(4,416)	—	—	—	(4,416)
Harsco Environmental Segment site exit related	(2,427)	—	—	—	(2,427)
Harsco Clean Earth Segment severance costs	—	1,254	—	—	1,254
Adjusted operating income (loss)	84,199	12,562	31,592	(20,883)	107,470
Acquisition amortization expense	5,436	3,834	238	—	9,508
Adjusted operating income (loss) before acquisition amortization expense	$89,635	$16,396	$31,830	$(20,883)	$116,978
Revenues as reported	$791,533	$87,639	$224,783	$—	$1,103,955
Adjusted operating margin (%)	11.3%	18.7%	14.2%		10.6%

Nine Months Ended September 30, 2018:
Operating income (loss) as reported	$92,734	$—	$29,570	$(19,753)	$102,551
Harsco Environmental adjustment to slag disposal accrual	(3,223)	—	—	—	(3,223)
Altek acquisition costs	753	—	—	431	1,184
Harsco Environmental Segment change in fair value to contingent consideration liability	412	—	—	—	412
Adjusted operating income (loss)	90,676	—	29,570	(19,322)	100,924
Acquisition amortization expense	3,734	—	235	—	3,969
Adjusted operating income (loss) before acquisition amortization expense	$94,410	$—	$29,805	$(19,322)	$104,893
Revenues as reported	$805,924	$—	$209,912	$74	$1,015,910
Adjusted operating margin (%)	11.7%		14.2%		10.3%

The Company’s management believes Adjusted operating income (loss) before acquisition amortization expense, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED HARSCO CLEAN EARTH SEGMENT OPERATING INCOME BEFORE ACQUISITION AMORTIZATION EXPENSE TO HARSCO CLEAN EARTH SEGMENT OPERATING INCOME (Unaudited)

Three Months Ended September 30
(In millions)	2018
Operating income	$4,278
Acquisition amortization expense	3,649
Adjusted operating income before acquisition amortization expense	$7,927
Revenues as reported	$71,117
Adjusted operating margin (%)	11.1%

The Company's management believes Adjusted Harsco Clean Earth Segment operating income before acquisition amortization expense, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Clean Earth Segment for comparative purposes. Exclusion of acquisition related amortization expense permits evaluation of comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Harsco Industrial (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2018:
Operating income (loss) as reported (b)	$28,461	$—	$7,771	$(8,086)	$28,146
Harsco Environmental Segment change in fair value to contingent consideration liability	(3,351)	—	—	—	(3,351)
Harsco Rail Segment improvement initiative costs	—	—	640	—	640
Adjusted operating income (loss)	25,110	—	8,411	(8,086)	25,435
Acquisition amortization expense	1,819	—	71	—	1,890
Adjusted operating income (loss) before acquisition amortization expense	26,929	—	8,482	(8,086)	27,325
Discontinued operations - Harsco Industrial including acquisition amortization expense	—	15,956	—	—	15,956
Adjusted operating income (loss) before acquisition amortization expense and including discontinued operations	$26,929	$15,956	$8,482	$(8,086)	$43,281

(a)	The operating results of the former Harsco Industrial Segment have been reflected as discontinued operations in the Company's Condensed Consolidated Statement of Operations for all periods presented.

The Company’s management believes Adjusted operating income (loss) before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relate principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Harsco Industrial (a)	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2018:
Operating income (loss) as reported	$121,195	$—	$37,341	$(27,839)	$130,697
Harsco Environmental adjustment to slag disposal accrual	(3,223)	—	—	—	(3,223)
Harsco Environmental Segment change in fair value to contingent consideration liability	(2,939)	—	—	—	(2,939)
Altek acquisition costs	753	—	—	431	1,184
Harsco Rail Segment improvement initiative costs	—	—	640	—	640
Adjusted operating income (loss)	115,786	—	37,981	(27,408)	126,359
Acquisition amortization expense	5,553	—	306	—	5,859
Adjusted operating income (loss) before acquisition amortization expense	121,339	—	38,287	(27,408)	132,218
Discontinued operations - Harsco Industrial before acquisition amortization expense	—	62,036	—	—	62,036
Adjusted operating income (loss) before acquisition amortization expense and including discontinued operations	$121,339	$62,036	$38,287	$(27,408)	$194,254

(a)	The operating results of the former Harsco Industrial Segment have been reflected as discontinued operations in the Company's Condensed Consolidated Statement of Operations for all periods presented.

The Company’s management believes Adjusted operating income (loss) before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relates principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)

	For the Three Months Ended				For the Year Ended
(In thousands)	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018

Operating income (a)	$22,728	$38,064	$41,759	$28,146	$130,697
Harsco Environmental adjustment to slag disposal accrual	—	(3,223)	—	—	(3,223)
Harsco Environmental Segment change in fair value to contingent consideration liability	—	—	412	(3,351)	(2,939)
Altek acquisition costs	—	1,184	—	—	1,184
Harsco Rail Segment improvement initiative costs	—	—	—	640	640
Adjusted operating income	22,728	36,025	42,171	25,435	126,359
Acquisition amortization expense	829	1,197	1,943	1,890	5,859
Adjusted operating income before acquisition amortization expense	23,557	37,222	44,114	27,325	132,218
Discontinued operations - Harsco Industrial before acquisition amortization expense	14,265	16,013	15,802	15,956	62,036
Adjusted operating income before acquisition amortization expense and including discontinued operations	$37,822	$53,235	$59,916	$43,281	$194,254

(a)	The operating results of the former Harsco Industrial Segment have been reflected as discontinued operations in the Company's Condensed Consolidated Statement of Operations for all periods presented.

The Company’s management believes Adjusted operating income (loss) before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relates principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)

	For the Three Months Ended		For the Six Months Ended
(In thousands)	March 31, 2019	June 30, 2019	June 30, 2019

Operating income (a)	$19,824	$17,799	$37,623
Corporate strategic costs	2,739	12,390	15,129
Harsco Environmental Segment provision for doubtful accounts	—	5,359	5,359
Harsco Rail Segment improvement initiative costs	2,648	1,152	3,800
Harsco Environmental Segment change in fair value to contingent consideration liability	369	(3,879)	(3,510)
Harsco Environmental site exit related	(2,271)	—	(2,271)
Adjusted operating income	23,309	32,821	56,130
Acquisition amortization expense	1,939	1,900	3,839
Adjusted operating income before acquisition amortization expense	25,248	34,721	59,969
Discontinued operations - Harsco Industrial before acquisition amortization expense	18,834	20,560	39,394
Adjusted operating income before acquisition amortization expense and including discontinued operations	$44,082	$55,281	$99,363

(a)	The operating results of the former Harsco Industrial Segment have been reflected as discontinued operations in the Company's Condensed Consolidated Statement of Operations for all periods presented.

The Company’s management believes Adjusted operating income (loss) before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relates principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF PROJECTED OPEARTING INCOME AND ADJUSTED OPERATING INCOME BEFORE ACQUISITION AMORTIZATION EXPENSE TO OPERATING INCOME (Unaudited)
	Projected Three Months Ended		Projected Twelve Months Ended
	December 31, 2019		December 31, 2019
(In millions)	Low	High	Low	High
Operating income from continuing operations (a) (b)	$47	$52	$132	$137
Operating income from the former Harsco Industrial Segment before acquisition amortization (c)	—	—	39	39
Project operating income	47	52	171	176
Corporate strategic and transaction related costs	—	—	18	18
Harsco Environmental Segment provision for doubtful accounts	—	—	6	6
Harsco Rail Segment improvement initiative costs	—	—	5	5
Harsco Environmental Segment change in fair value to contingent consideration liability	—	—	(4)	(4)
Harsco Environmental Segment site exit related	—	—	(2)	(2)
Adjusted operating income	47	52	194	199
Estimated acquisition amortization expense	6	6	15	15
Adjusted operating income before acquisition amortization expense	$53	$58	$209	$214

(a) Includes results for the Harsco Clean Earth Segment for the period from July 1, 2019 to December 31, 2019.
(b) Excludes results for the former Harsco Industrial Segment.
(c) Includes results for the former Harsco Industrial Segment for the period from January 1, 2019 to June 30, 2019.

The Company’s management believes Adjusted operating income before acquisition amortization expense, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relate principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2019	2018	2019	2018
Net cash provided by operating activities	$44,657	$48,315	$50,029	$95,014
Less capital expenditures	(55,870)	(34,806)	(147,071)	(91,302)
Less purchase of intangible assets	(721)	—	(1,246)	—
Plus capital expenditures for strategic ventures (a)	1,461	437	4,831	972
Plus total proceeds from sales of assets (b)	5,355	5,943	7,560	9,096
Plus transaction-related expenditures (c)	10,390	—	26,380	—
Free cash flow	5,272	19,889	(59,517)	13,780
Add growth capital expenditures	25,587	6,875	56,190	19,017
Free cash flow before growth capital expenditures	$30,859	$26,764	$(3,327)	$32,797

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.

(c)	Expenditures directly related to the Company's acquisition and divestiture transactions.

The Company's management believes that Free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2018
Net cash provided by operating activities	$192,022
Less capital expenditures	(132,168)
Plus capital expenditures for strategic ventures (a)	1,595
Plus total proceeds from sales of assets (b)	11,887
Free cash flow	73,336
Add growth capital expenditures	30,655
Free cash flow before growth capital expenditures	$103,991

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.

The Company's management believes that Free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2019
(In millions)	Low	High
Net cash provided by operating activities	$184	$204
Less capital expenditures	(186)	(194)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	16	14
Transaction related expenses	26	26
Free cash flow	40	50
Add growth capital expenditures	80	80
Free cash flow before growth capital expenditures	$120	$130

The Company's management believes that Free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL TO NET INCOME AS REPORTED (a) (Unaudited)
Trailing Twelve Months for Period Ended
(In thousands)	September 30, 2019
Net income as reported	$519,397

Gain on sale of discontinued business	(527,980)
Corporate strategic costs	17,872
Transaction-related costs for discontinued operations	8,263
Harsco Environmental Segment change in fair value to contingent consideration liability	(7,767)
Unused debt commitment and amendment fees; and loss on early extinguishment of debt	7,435
Harsco Environmental Segment provision for doubtful accounts	6,174
Loss on extinguishment of debt in discontinued operations	5,314
Harsco Rail Segment improvement initiative costs	5,285
Harsco Environmental Segment site exit related	(2,427)
Harsco Clean Earth Segment severance costs	1,254
Taxes on above unusual items (b)	102,899
Impact of U.S. tax reform on income tax benefit	(15,409)
Deferred tax asset valuation allowance adjustment	(465)
Net income from continuing operations, as adjusted	119,845
After-tax interest expense (c)	25,669

Net operating profit after tax as adjusted	$145,514

Average equity	$431,499
Plus average debt	733,341
Average capital	$1,164,840

Return on invested capital	12.5%

(a)
Return on invested capital excluding unusual items is net income (loss) excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 23% for the trailing twelve months for the period ended September 30, 2019.

The Company’s management believes Return on invested capital, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.